Filed pursuant to Rule 424 (b) (3)

Registration No. 333-132261

$690,000,000

of

Chesapeake Energy Corporation

2.75% Contingent Convertible Senior Notes due 2035

(Liquidation Preference $100 per share)

and

Common Stock

(Par Value $.01 per share)

PROSPECTUS SUPPLEMENT NO. 4

DATED November 27, 2006

TO PROSPECTUS DATED June 22, 2006

The selling securityholders table on pages 61 through 63 of the prospectus is amended by this supplement no. 4 to read as follows.

SECURITYHOLDER	Principal Amount of Notes Beneficially Owned Prior to the Offering	Principal Amount of Notes Being Offered Hereby	Principal Amount of Notes to be Owned After Completion of the Offering	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Being Offered Hereby (1)	Number of Shares of Common Stock to be Owned After Completion of the Offering (1)
Advent Convertible Master Cayman	4,020,000	4,020,000	0	102,892	102,892	0
Allstate Insurance Company	1,000,000	1,000,000	0	327,990	25,595	302,395
Aloha Airlines Non-Pilots Pension Trust	10,000	10,000	0	256	256	0
Alpine Associates	10,026,000	10,026,000	0	256,616	256,616	0
Alpine Partners, L.P.	1,364,000	1,364,000	0	34,912	34,912	0
American Investors Life Insurance Company	1,500,000	1,500,000	0	38,393	38,393	0
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	880,000	880,000	0	22,524	22,524	0
Argent LowLev Convertible Arbitrage Fund II, LLC	150,000	150,000	0	3,839	3,839	0
Argent LowLev Convertible Arbitrage Fund Ltd.	5,120,000	5,120,000	0	131,047	131,047	0
Argent LowLev Convertible Arbitrage Fund, LLC	880,000	880,000	0	22,524	22,524	0
Aristeia International Limited	47,300,000	47,300,000	0	1,210,648	1,210,648	0
Aristeia Partners LP	7,700,000	7,700,000	0	197,082	197,082	0
Arkansas PERS	315,000	315,000	0	8,062	8,062	0
Arpeggio Fund	2,300,000	2,300,000	0	58,869	58,869	0
AstraZenca Holdings Pension	40,000	40,000	0	1,024	1,024	0
Bank of America Pension Plan	2,500,000	2,500,000	0	63,988	63,988	0
Barnet Partners, Ltd.	12,200,000	12,200,000	0	312,260	312,260	0
BNP Paribas Arbitrage	25,000,000	25,000,000	0	639,878	639,878	0
Boilermakers Blacksmith Pension Trust	425,000	425,000	0	10,878	10,878	0

Chesapeake Energy Corporation

2.75% Contingent Convertible Senior Notes

Supplement No. 4 (165167 BV8)

Canadian Imperial Holdings, Inc.	10,000,000	10,000,000	0	255,951	255,951	0
CBARB, a segregated account of Geode Capital Master Fund Ltd., an open-ended exempted mutual fund company registered as a segregated accounts company under the laws of Bermuda	2,000,000	2,000,000	0	51,190	51,190	0
Cheyne Fund LP	8,006,000	8,006,000	0	211,723	204,914	6,808
Cheyne Leverage Fund LP	6,725,000	6,725,000	0	177,784	172,127	5,657
CIP Limited Duration Co.	399,000	399,000	0	10,545	10,212	333
Citadel Equity Fund Ltd.	82,500,000	82,500,000	0	2,111,596	2,111,596	0
Class C Trading Company LTD	100,000	100,000	0	2,560	2,560	0
CNH CA Master Account, L.P.	42,500,000	42,500,000	0	1,087,792	1,087,792	0
Columbia Convertible Securities Fund	3,231,000	3,231,000	0	526,263	82,698	443,566
Continental Assurance Company on behalf of its Separate Account E	2,300,000	2,300,000	0	58,869	58,869	0
Convertible Arbitrage Fund of a Series of Underlying Fund Trust	750,000	750,000	0	33,896	19,196	14,700
Convertible Securities Fund	19,000	19,000	0	1,618	486	1,132
CSV	1,500,000	1,500,000	0	38,393	38,393	0
Daimler Chrysler Corp Emp. #1 Pension Plan, dtd 4/1/89	1,215,000	1,215,000	0	31,098	31,098	0
DBAG London	75,173,500	75,173,500	0	1,924,073	1,924,073	0
Delaware PERS	185,000	185,000	0	4,735	4,735	0
Delta Airlines Master Trust	90,000	90,000	0	2,304	2,304	0
Deutsche Bank Securities Inc.	7,303,000	7,303,000	0	186,921	186,921	0
dit-UZN-USA	170,000	170,000	0	4,351	4,351	0
DKR Soundshore Oasis Holding Fund Ltd.	1,750,000	1,750,000	0	44,791	44,791	0
Empyrean Capital Fund, LP	1,620,000	1,620,000	0	41,464	41,464	0
Empyrean Capital Overseas Benefit Plan Fund, Ltd	341,000	341,000	0	8,728	8,728	0
Empyrean Capital Overseas Fund, Ltd	2,577,000	2,577,000	0	65,959	65,959	0
FOC SICAV Convert Global (EVR)	1,115,000	1,115,000	0	28,539	28,539	0
Forest Fulcrum Fund L.P.	939,000	939,000	0	108,852	24,034	84,818
Forest Global Convertible Fund, Ltd., Class A-5	1,361,000	1,361,000	0	158,658	34,835	123,823
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi Strategy Segregated Portfolio	397,000	397,000	0	147,024	10,161	136,863
FPL Group Employees Pension Plan	245,000	245,000	0	6,271	6,271	0
Franklin and Marshall College	30,000	30,000	0	768	768	0
FrontPoint Convertible Arbitrage Fund, L.P.	6,000,000	6,000,000	0	153,571	153,571	0
GLG Global Convertible Fund	4,900,000	4,900,000	0	125,416	125,416	0
GLG Investments PLC-Sub Fund: GLG Global Convertible UCITS Fund	9,100,000	9,100,000	0	232,915	232,915	0
Global High Yield Fund	75,000	75,000	0	1,920	1,920	0
Goldman Sachs & Co.	23,500,000	23,500,000	0	1,810,215	601,485	1,208,730
Good Steward Trading Co, SPC Class F	118,000	118,000	0	3,020	3,020	0
Grace Convertible Arbitrage Fund, Ltd.	2,000,000	2,000,000	0	127,975	51,190	76,785
Greywolf Capital Overseas Fund	15,525,000	15,525,000	0	397,364	397,364	0
Greywolf Capital Partners II LP	6,975,000	6,975,000	0	178,526	178,526	0
Hallmark Convertible Securities Fund	20,000	20,000	0	512	512	0
Hartford Accident & Indemnity Company	930,000	930,000	0	23,803	23,803	0
Hartford Fire Insurance Company	744,000	744,000	0	19,043	19,043	0
Hartford Institutional Trust High Quality High Yield Series	35,000	35,000	0	896	896	0
Hartford Life Insurance Company	30,000	30,000	0	768	768	0
Hartford Life Insurance Company Separate Account B-Core Plus Fixed Income	372,000	372,000	0	9,521	9,521	0
Hartford Life Insurance Company Separate Account BF	1,010,000	1,010,000	0	25,851	25,851	0
Hartford Total Return Bond HLS Fund	6,206,000	6,206,000	0	158,843	158,843	0
HFR CA Global Opportunity Master Trust	314,000	314,000	0	8,037	8,037	0
HFR CA Global Select Master Trust Account	960,000	960,000	0	24,571	24,571	0
HFR CA Select Fund	700,000	700,000	0	17,917	17,917	0

Chesapeake Energy Corporation

2.75% Contingent Convertible Senior Notes

Supplement No. 4 (165167 BV8)

HFR RVA Select Performance Master Trust	135,000	135,000	0	53,219	3,455	49,763
Highbridge International LLC	35,000,000	35,000,000	0	895,829	895,829	0
HSBC Investments (USA) Inc. a/c HSBC Multi Strategy Arbitrage Fund	1,000,000	1,000,000	0	25,595	25,595	0
ICI American Holdings Trust	70,000	70,000	0	1,792	1,792	0
IMF Converts	3,200,000	3,200,000	0	81,904	81,904	0
Inflective Convertible Opportunity Fund I, L.P.	5,000,000	5,000,000	0	127,976	127,976	0
Inflective Convertible Opportunity Fund I, LTD	2,000,000	2,000,000	0	51,190	51,190	0
Institutional Benchmark Series (Master Feeder) Ltd.	1,000,000	1,000,000	0	25,595	25,595	0
Jefferies & Co. Inc.	1,200,000	1,200,000	0	69,525	30,714	38,811
JMG Capital Partners, LP	21,500,000	21,500,000	0	550,295	550,295	0
JMG Triton Offshore Fund, Ltd.	23,000,000	23,000,000	0	588,687	588,687	0
JP Morgan Securities Inc.	6,000,000	6,000,000	0	664,510	153,571	510,939
KBC Financial Products (Cayman Islands) Ltd.	3,000,000	3,000,000	0	76,785	76,785	0
KBC Financial Products USA, Inc.	5,000,000	5,000,000	0	127,976	127,976	0
LDG Limited	171,000	171,000	0	4,377	4,377	0
Lehman Brothers, Inc.	1,500,000	1,500,000	0	2,075,419	38,393	2,037,026
Lydian Global Opportunities Master Fund Limited	15,000,000	15,000,000	0	383,927	383,927	0
Lydian Overseas Partners Master Fund L.P. I	32,500,000	32,500,000	0	831,841	831,841	0
Lyxor Convertible Arbitrage Fund	111,000	111,000	0	2,841	2,841	0
Lyxor Master Fund Ref: Argent /LowLev CB c/o Argent	2,920,000	2,920,000	0	74,738	74,738	0
Lyxor/Forest Fund Limited	2,909,000	2,909,000	0	313,955	74,456	239,499
Lyxor/Inflective Convertible Opportunity Fund	2,000,000	2,000,000	0	51,190	51,190	0
MSS Convertible Arbitrage Fund I c/o TQA Investors	12,000	12,000	0	10,371	307	10,064
MSS Convertible Arbitrage l	59,000	59,000	0	1,510	1,510	52,900
Nomura Securities International, Inc.	10,000,000	10,000,000	0	308,851	255,951	52,900
Nuveen Preferred & Convertible Fund JQC	1,600,000	1,600,000	0	40,952	40,952	0
Nuveen Preferred & Convertible Income Fund JPC	1,175,000	1,175,000	0	30,074	30,074	0
OCLC Online Computer Library Center, Inc.	10,000	10,000	0	256	256	0
OZ Master Fund, Ltd.	41,500,000	41,500,000	0	1,062,197	1,062,197	0
OZ Special Funding, L.P.	29,000,000	29,000,000	0	742,258	742,258	0
Peoples Benefit Life Insurance Company Teamsters	5,500,000	5,500,000	0	140,773	140,773	0
PIMCO Bermuda U.S. High Yield Fund (M)	800,000	800,000	0	20,476	20,476	0
PIMCO Bermuda U.S. High Yield Fund II (M)	225,000	225,000	0	5,759	5,759	0
PIMCO Cayman Global High Income (Yen)	100,000	100,000	0	2,560	2,560	0
PIMCO Cayman Global High Income Fund	1,580,000	1,580,000	0	40,440	40,440	0
PIMCO High Yield Fund	2,725,000	2,725,000	0	69,747	69,747	0
Prudential Insurance Co. of America	20,000	20,000	0	512	512	0
Ramius Fund II, Ltd.	110,000	110,000	0	2,815	2,815	0
Ramius Master Fund, Ltd.	1,890,000	1,890,000	0	48,375	48,375	0
Rampart Convertible Arbitrage Investors, L.L.C.	3,000,000	3,000,000	0	76,785	76,785	0
Rampart Enhanced Convertible L.L.C.	265,000	265,000	0	6,783	6,783	0
RCG Halifax Fund, Ltd.	250,000	250,000	0	6,399	6,399	0
RCG Latitude Master Fund, Ltd.	4,500,000	4,500,000	0	115,178	115,178	0
Recon Arbitrage Master Fund Ltd.	2,000,000	2,000,000	0	51,190	51,190	0
Redbourn Partners Ltd	8,000,000	8,000,000	0	204,761	204,761	0
Rhapsody Fund	3,500,000	3,500,000	0	89,583	89,583	0
San Diego County Employees Retirement Association	2,500,000	2,500,000	0	63,988	63,988	0
Sandelman Partners Multi-Strategy Master Fund, Ltd.	11,000,000	11,000,000	0	515,896	281,546	234,350
Saranac Arbitrage LTD	305,000	305,000	0	7,807	7,807	0
Saranac Capital Management LP on behalf of Citigroup Alternative Investments Diversified Arbitrage Strategies Fund Ltd.	742,000	742,000	0	18,992	18,992	0
Saranac Capital Management LP on behalf of Citigroup Alternative Investments QIP Multi-Strategy Arbitrage Portfolio	1,469,000	1,469,000	0	37,599	37,599	0

Saranac Capital Management LP on behalf of Saranac Arbitrage LTD	305,000	305,000	0	7,807	7,807	0
Saranac Capital Management LP on behalf of Saranac Erisa Arbitrage LTD	484,000	484,000	0	12,388	12,388	0
Satellite Convertible Arbitrage Master Fund LLC	5,000,000	5,000,000	0	127,976	127,976	0
Siemens Convertibles Global Markets	3,500,000	3,500,000	0	89,583	89,583	0
Silver Convertible Arbitrage Fund, LDC	660,000	660,000	0	16,893	16,893	0
K 4 HYB4	200,000	200,000	0	5,119	5,119	0
SpecialForeningen NyKredit Global High Yield	625,000	625,000	0	15,997	15,997	0
Sphinx Convertible Arbitrage SPC	1,218,000	1,218,000	0	116,714	31,175	85,539
Sphinx Fund c/o TQA Investors	1,123,000	1,123,000	0	40,952	28,743	12,209
State of Oregon/Equity	905,000	905,000	0	23,164	23,164	0
Steelhead Pathfinder Fund LP	600,000	600,000	0	15,357	15,357	0
Syngenta AG	50,000	50,000	0	1,280	1,280	0
The Hartford High Yield Fund	596,000	596,000	0	15,255	15,255	0
The Hartford High Yield HLS Fund	1,339,000	1,339,000	0	34,272	34,272	0
The Hartford Income Fund	43,000	43,000	0	1,101	1,101	0
The Hartford Total Return Bond Fund	1,146,000	1,146,000	0	29,332	29,332	0
TQA Master Fund	6,985,000	6,985,000	0	269,490	178,782	90,709
TQA Master Plus Fund	2,864,000	2,864,000	0	121,679	73,304	48,375
UBS AG London	12,500,000	12,500,000	0	319,939	319,939	0
UBS LUX Institutional Fund Convertible Global B Care	1,800,000	1,800,000	0	46,071	46,071	0
UBS LUX Bond SICAV Convert Global (USD) B	285,000	285,000	0	7,295	7,295	0
UBS Securities LLC	8,500,000	8,500,000	0	217,558	217,558	0
Vicis Capital Master Fund	5,000,000	5,000,000	0	127,976	127,976	0
Wachovia Bank National Association	30,000,000	30,000,000	0	767,853	767,853	0
Wachovia Securities International Ltd	14,000,000	14,000,000	0	358,331	358,331	0
Waterstone Market Neutral Mac 51, Ltd.	2,502,000	2,502,000	0	188,687	64,039	124,648
Waterstone Market Neutral Master Fund, Ltd.	9,529,000	9,529,000	0	451,983	243,896	208,087
Wells Fargo & Company	8,000,000	8,000,000	0	204,761	204,761	0
Xavex Convertible Arbitrage 2 Fund	330,000	330,000	0	8,446	8,446	0
Yield Strategies Fund I, L.P.	2,000,000	2,000,000	0	51,190	51,190	0
Yield Strategies Fund II, L.P.	2,000,000	2,000,000	0	51,190	51,190	0
Zazove Convertible Arbitrage Fund, L.P.	6,605,000	6,605,000	0	169,056	169,056	0
Zazove Hedged Convertible Fund, L.P.	3,000,000	3,000,000	0	76,785	76,785	0
Zurich Institutional Benchmarks Master Fund	1,703,000	1,703,000	0	70,412	43,588	26,824
  * Includes common stock issuable within 60 days of the date hereof upon conversion of our convertible securities.

(1)          Includes common stock issuable upon conversion of our 2.75% Contingent Convertible Senior Notes due 2035 at a conversion rate of approximately 25.5951 shares of common stock per $1,000 principal amount of notes.

4